Exhibit 99.1

Press Release

Compaq Computer Corporation
Worldwide Public Relations
20555 SH 249 MC110515
Houston, TX 77070-2698

Telephone 281-514-0484
Facsimilie 281-514-0641
Compaq.PR@Compaq.Com

Contact(s):      Arch Currid
                      Compaq Computer Corporation
                      281-514.0484
                      Arch.Currid@compaq.com

Compaq Raises Guidance For Fiscal 2002

         NEW YORK, Jan. 25, 2002 — Compaq Computer Corporation (NYSE: CPQ), a leading global provider of enterprise technology and solutions, today provided financial guidance for fiscal year 2002 of $0.32 earnings per share, an increase of $0.07 from previous analyst consensus of $0.25 per share. The company made the announcement at its regularly scheduled financial analyst meeting in New York City.

         “Clearly, Compaq’s fourth quarter showed continued customer acceptance. Our focus on execution in 2001 – particularly with regard to operating improvements – provides Compaq with tremendous financial leverage in 2002 that will yield earnings per share growth,” said Jeff Clarke, Compaq’s chief financial officer. Clarke said the company anticipates revenues of $34 billion in 2002.

         Compaq’s strategic initiatives in 2002 include:

                                •      Maintaining focus on Compaq’s three key objectives: extending the company’s enterprise capabilities, gaining critical mass in global services, and achieving profitability in the
                                       PC business in the third quarter

                                •      Continuous improvement in asset management and cost structure

        The company stated that demand drivers for 2002 include expanded requirements for enterprise storage and industry standard servers, increasing demand for infrastructure and security solutions, and expanded customer momentum for managed services.

Company Background

         Founded in 1982, Compaq Computer Corporation (“Compaq”) is a leading global provider of enterprise technology and solutions. Compaq designs, develops, manufactures and markets hardware, software, solutions and services, including industry-leading enterprise storage and computing solutions, fault-tolerant business-critical solutions, communication products, and desktop and portable personal computers that are sold in more than 200 countries. Information on Compaq and its products and services is available at www.compaq.com.

     Compaq and the Compaq logo are trademarks of Compaq Information Technologies Group, L.P. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies. This document contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include the possibility that the Hewlett-Packard/Compaq merger does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval or that prior to the closing of the proposed merger, the businesses of the companies suffer due to uncertainty; the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that Compaq and Hewlett-Packard are unable to transition customers, successfully execute their integration strategies, or achieve planned synergies; other risks that are described from time to time in Compaq and Hewlett-Packard’s Securities and Exchange Commission reports (including but not limited to Compaq’s annual report on Form 10-K for the year ended December 31, 2000, HP’s annual report on Form 10-K for the year ended October 31, 2000, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Compaq’s results could differ materially from Compaq’s expectations in these statements. Compaq assumes no obligation and does not intend to update these forward-looking statements.